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                                                                   EXHIBIT 10.30

                             AMENDMENT ONE TO THE
                            DISTRIBUTION AGREEMENT
                                    BETWEEN
                              STORM PRIMAX, INC.
                                      AND
                           PRIMAX ELECTRONICS, LTD.

This Amendment One ("Amendment") to the above-referenced agreement with an effective date of February 29, 1996 ("Agreement") is entered into this day of September ____, 1996 by and between Storm Primax, Inc. ("Storm Primax"), a California corporation, and Primax Electronics, Ltd. ("Primax Taiwan"), an ROC corporation. Unless otherwise set forth herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Agreement.


NOW, THEREFORE, the parties agree to amend the Agreement as follows:

     1.   Section 2.1(C) is amended to read in full as follows:

          (C) (i) a non-exclusive, non-transferable license (including the right to sublicense through multiple tiers of sublicenses) to distribute the unmodified Products, Documentation, Localized Software Products and Localized Documentation to OEM Customers in the Non-Exclusive Territory and (ii) an exclusive, non-transferable license (including the right to sublicense through multiple tiers of sublicenses) to distribute the unmodified Products, Documentation, Localized Software Products and Localized Documentation to Retail Customers in the Exclusive Territory; and

     2.   Section 2.3 is amended to read in full as follows:


          2.3  Exceptions to Exclusivity.  Notwithstanding Primax Taiwan's grant
               -------------------------
          to Storm Primax of certain exclusive distribution rights under this Agreement, Primax Taiwan may distribute Non-A6 Products to Retail Customers in the Exclusive Territory if the Retail Customer is not domiciled in the Exclusive Territory provided that: (i) the Retail Customer agrees to purchase a Non-A6 Product with a substantially different design than that offered by Storm Primax; (ii) the Retail Customer would utilize a software application other than a proprietary Storm Primax software product; (iii) Storm Primax maintains the lowest customer price relative to all such similar Retail Customers with a substantially similar Product sales volume; and (iv) Primax Taiwan notifies Storm Primax of such
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          prospective relationship not less than 120 days prior to launch of the
          Non-A6 Product in the Exclusive Territory.

     3.   Exhibit 1.25 is amended to read in full as follows:
          ------------

                                  Exhibit 1.25
                                  ------------

                                   Territory
                                   ---------

          *Exclusive Territory
          --------------------

          United States
          Canada

          Non-Exclusive Territory
          -----------------------

          South America
          Mexico
          Central America

          *Non-Exclusive as to OEM Customers

     4. Except as amended herein, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date set forth above.


STORM PRIMAX, INC.                  PRIMAX ELECTRONICS, LTD.


By:_________________________        By:____________________________

Title:______________________        Title:_________________________